EXHIBIT 99.1

PAN PACIFIC RETAIL PROPERTIES, INC.	TRADED: NYSE: PNP
1631 SOUTH MELROSE DRIVE, SUITE B VISTA, CA 92083

Contact:
Carol Merriman, Investor Relations
(760) 598-2002

FOR IMMEDIATE RELEASE

Wednesday, May 7, 2003

Pan Pacific Retail Properties Reports Strong 1st Quarter Results

15.5% Increase in Funds From Operations Per Share to $0.82

Reaffirms FFO Per Share Guidance of 10% Growth in 2003

SAN DIEGO, Calif., May 7, 2003 — Pan Pacific Retail Properties, Inc. (NYSE:PNP), the largest neighborhood shopping center real estate investment trust (REIT) focused exclusively on the West Coast, today announced results for the first quarter ended March 31, 2003. All per share amounts are on a diluted basis.

•	35.2% increase in total Funds from Operations (FFO) to $32.8 million vs. 1Q ‘02
•	15.5% increase in FFO per share to $0.82 vs. 1Q ‘02
•	34.7% increase in earnings per share to $0.66 vs. 1Q ‘02
•	95.4% portfolio occupancy rate as of March 31st
•	162 leases executed, totaling 458,040 square feet
•	12.1% increase in base rent on same store new and renewed leases
•	$638.5 million in acquisitions, including acquisition of Center Trust
•	$221.8 million in non-core dispositions year-to-date
•	38.8% debt to total market capitalization ratio as of March 31st
•	3.3 to 1.0 interest coverage ratio
•	Ratings upgrade to Baa2 from Moody’s
•	Renewed unsecured credit facility, extending maturity and lowering borrowing spread
•	Corporate governance initiatives adopted
•	$0.50 per share quarterly dividend paid (5.3% increase), 60.9% FFO pay out ratio

Stuart A. Tanz, President and Chief Executive Officer of Pan Pacific stated, “The first quarter of 2003 was one of the most active and successful on record for the company. We significantly increased our core, grocery-anchor shopping center portfolio, while aggressively selling over $220 million of non-core assets. As a result of our investment activity, along with continuing to achieve solid leasing results within our core portfolio, we generated 15.5% FFO per share growth for the quarter. This exceeded consensus and our previous guidance in part due to timing of the sale of certain non-core assets, and corresponding debt pay down, which occurred later in the quarter than previously anticipated.” Mr. Tanz continued, “With all of our accomplishments year-to-date, we are well-positioned to execute our business plan and achieve our growth objectives for 2003 by simply focusing on operating our current portfolio for the remainder of the year. As such, we remain comfortable with our previously stated guidance of achieving 10% FFO per share growth for 2003.”

FINANCIAL RESULTS

Total revenue increased 38.3% to $63.3 million for the quarter ended March 31, 2003, as compared to total revenue of $45.7 million for the quarter ended March 31, 2002. Net income

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increased 56.2% to $25.6 million for the quarter ended March 31, 2003, as compared to net income of $16.4 million for the quarter ended March 31, 2002. On a per share basis, net income increased 34.7% to $0.66 per share for the quarter ended March 31, 2003, as compared to $0.49 per share for the quarter ended March 31, 2002.

For the quarter ended March 31, 2003 total Funds from Operations (FFO), the REIT standard supplemental non generally accepted accounting principles (GAAP) measure, increased 35.2% to $32.8 million, as compared to FFO of $24.2 million for the quarter ended March 31, 2002. On a per share basis, FFO increased 15.5% to $0.82 per share for the quarter ended March 31, 2003, as compared to $0.71 per share for the quarter ended March 31, 2002. For the quarter ended March 31, 2003 total Funds Available for Distributions (FAD) increased to $29.4 million, or $0.74 per share, as compared to FAD of $20.1 million, or $0.59 per share for the first quarter of 2002, representing a 25.4% per share increase. The Company believes FFO and FAD data provides investors with a reasonable indication of its ability to service debt and fund other capital needs (see the last page of this press release for a reconciliation of FFO and FAD to GAAP net income.)

At March 31, 2003, total market capitalization was approximately $2.5 billion (market capitalization is based on the market closing price of our common stock at March 31, 2003, assuming the conversion of operating subsidiary units to common stock, and debt outstanding, exclusive of accounts payable, accrued expenses and other liabilities.) The Company had $975.9 million in debt outstanding, equating to a debt-to-total market capitalization ratio of 38.8%. The Company’s debt was comprised of: $361.2 million in fixed-rate, long-term mortgage debt with a weighted average interest rate of 7.6%, and a weighted average maturity of 5.6 years; $428.7 million in senior unsecured notes with a fixed, weighted average interest rate of 7.1%, and a weighted average maturity of 6.6 years; $18.5 million outstanding on a floating rate construction loan for the Olympic Place development bearing interest at a rate of 3.3% as of March 31, 2003; $6.0 million outstanding on floating-rate property level bonds bearing interest at a rate of 1.1% as of March 31, 2003; and $161.5 million of floating-rate debt outstanding on our unsecured credit line, which had a weighted average interest rate of 2.0% at March 31, 2003.

For the quarter ended March 31, 2003 the Company’s interest coverage ratio was 3.3 to 1 (interest coverage ratio is calculated as income from continuing and discontinued operations plus depreciation, amortization and interest expense, divided by interest expense.)

DIVIDEND INCREASE

On January 7, 2003, the Board of Directors increased the regular quarterly dividend by 5.3% to $0.50 per share. This represents the sixth consecutive year the Company has raised its quarterly dividend for a total increase of approximately 37.9% since its initial public offering in 1997. The dividend was paid on February 14, 2003 to stockholders of record on January 14, 2003. The increased dividend equates to $2.00 per share on an annualized basis.

The $0.50 per share dividend paid during the first quarter of 2003, equated to an FFO pay out ratio of 60.9% and an FAD pay out ratio of 67.9%.

RATINGS UPGRADE

On February 13, 2003, Moody’s Investors Services announced they had upgraded the rating on the Company’s senior unsecured debt to Baa2 with a stable outlook from a rating of Baa3 with a positive outlook. The upgrade to Baa2 affects the ratings on the Company’s $428.7 million of senior unsecured notes.

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Moody’s, in a press release issued February 13, 2003, stated that the upgrade reflects Pan Pacific’s strong operating performance, success in solidifying its leadership position in the grocery-anchored shopping center business in high-barrier to entry West Coast markets and conservative financial policy. Moody’s also noted that the upgrade reflects the Company’s strong fixed-charge coverage, moderate financial leverage, reduction in secured debt, as well as the fact that Pan Pacific has refrained from pursuing joint venture structures and development as growth vehicles, focusing instead on property and portfolio acquisitions that augment the characteristics of its existing tenant base.

OPERATING RESULTS

Leasing Activity

At March 31, 2003, the Company’s portfolio was 95.4% leased to 3,251 tenants. During the quarter the Company executed 162 leases (new and renewed), for 458,040 square feet, and achieved a 12.1% straight-line increase over prior rents, on a same-store basis.

Same Property Operating Results

With respect to the properties owned and operated by the Company for both the three months ended March 31, 2003 and 2002, same property net operating income increased 1.5%.

Same Property Operating Data

(In thousands)

	Three Months Ended March 31,
	2003	2002
Total revenue	$66,757	$64,440
Operating expenses	19,330	17,729
Operating income	$47,427	$46,711	1.5%

INVESTMENT ACTIVITY

Acquisitions

During the first quarter, the Company invested $638.5 million in acquisitions, totaling 33 properties, encompassing 7.8 million square feet.

On January 17, 2003, the Company completed its acquisition of Center Trust, Inc. The total transaction value is approximately $600 million and was intended to qualify as a tax-free reorganization. Each share of Center Trust common stock was converted into the right to receive 0.218 newly issued shares of Pan Pacific common stock. As a result, the number of shares of Pan Pacific common stock outstanding increased by approximately 20% from 34.4 million shares to 41.4 million shares, on a fully diluted basis. The transaction significantly increased the Company’s property portfolio in Southern California and further solidified its position as the largest neighborhood shopping center real estate investment trust focused exclusively on the West Coast.

In addition to the Center Trust transaction, during the first quarter the Company acquired for $38.5 million two grocery-anchored neighborhood shopping centers located within the San Diego

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metropolitan market: Oceanside Town & County, located in Oceanside, CA; and Del Norte Plaza, located in Escondido, CA.

Non-core property dispositions

Year-to-date, the Company has sold six non-core properties for a total of $221.8, including: Raley’s Yuba City, located in Yuba City, CA; Media City Center, located in Burbank, CA; Baldwin Hills Crenshaw Plaza, located in Los Angeles, CA; Kyrene Village located in Chandler, AZ; Randolph Plaza located in Tucson, AZ; and Sunrise Place, located in Tucson, AZ. The Company acquired Raley’s Yuba City through its acquisition of Western Properties Trust in November 2000. The remaining five properties were acquired by the Company through its acquisition of Center Trust in January 2003.

CREDIT FACILITY RENEWED

In March 2003, the Company entered into a new $300 million unsecured revolving credit facility, replacing its existing facility, which was scheduled to mature in January 2004. Under the terms of the new facility, borrowings bear interest at LIBOR plus 70 basis points, as compared to LIBOR plus 100 basis points, under the previous facility. The term of the new facility extends through March 2006. As of March 31, 2003, the Company had $161.5 million outstanding on its new credit facility.

CORPORATE GOVERNANCE

In April 2003, the Company announced that its Board of Directors had adopted new corporate governance initiatives. The Board, upon the recommendation of its Corporate Governance Committee made up entirely of independent directors, adopted a Code of Business Conduct & Ethics Policy aimed at maintaining the highest level of business and ethical conduct among all Pan Pacific employees, executive officers and directors. In addition, the Board established the position of Lead Independent Director and named Joseph P. Colmery to serve in that role.

FIRST QUARTER CONFERENCE CALL

On Wednesday, May 7, 2003, at 11:30 AM Eastern Time, the Company will be hosting a conference call to discuss its first quarter results.

The Company’s remarks will be followed by a question and answer period, which will be limited to questions from analysts. Stockholders and interested parties may participate in this conference call by dialing (904) 779-4779. A taped replay of the call will be available through June 6, 2003, at (402) 220-2491, pass code 16435843.

A live web cast (listen-only mode) of the conference call will be available at www.pprp.com via a link to www.vcall.com. An online replay will also be available through August 1, 2003.

ABOUT PAN PACIFIC RETAIL PROPERTIES

Pan Pacific Retail Properties, Inc. is an equity real estate investment trust (REIT) traded on the New York Stock Exchange under the symbol PNP. The Company is the largest neighborhood shopping center REIT on the West Coast. Pan Pacific’s portfolio currently totals 132 properties, encompassing approximately 21.0 million square feet of retail space. The portfolio is principally diversified across five distinct regions in the Western United States: Northern California, Southern California, Washington, Oregon and Nevada.

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Pan Pacific focuses on creating long-term stockholder value by specializing in the acquisition, ownership and management of community and neighborhood shopping centers for everyday essentials. The Company’s strategy is aimed at providing stockholders with long-term stable cash flow through maintaining a diverse portfolio and tenant base, balanced with consistent growth through implementing its acquisition and property management programs.

Pan Pacific is headquartered in Vista (San Diego) California, and has regional offices located in Sacramento, California; Kent, Washington; Portland, Oregon; and Las Vegas, Nevada.

Additional information on Pan Pacific is available on the Company’s web site at www.pprp.com.

(Note: Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which reflect management’s current views with respect to future events and financial performance. Forward-looking statements are subject to risks and uncertainties. Factors that could cause actual results to differ materially from expectations include market valuations of our stock, financial performance and operations of our shopping centers, real estate conditions, execution of shopping center development programs, successful completion of renovations, completion of pending acquisitions and dispositions, including the completion of customary due diligence and closing conditions, the Company’s ability to successfully integrate acquired assets, changes in the availability of additional acquisition and disposition opportunities, changes in local or national economic conditions, acts of terrorism or war and other risks detailed from time to time in reports filed with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.)

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Consolidated Balance Sheets

(In thousands)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS:
Properties, at cost:
Land	$507,999	$371,427
Buildings and improvements	1,351,059	1,018,837
Tenant improvements	41,673	40,826

	1,900,731	1,431,090
Less accumulated depreciation and amortization	(132,959)	(125,057)

	1,767,772	1,306,033

Investments in unconsolidated entities	5,070	9,050
Cash and cash equivalents	11,013	1,284
Accounts receivable	11,458	10,142
Accrued rent receivable	19,913	19,167
Notes receivable	24,590	15,891
Deferred lease commissions	7,824	7,398
Prepaid expenses	19,131	10,397
Other assets	58,960	44,878

	$1,925,731	$1,424,240

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Notes payable	$385,668	$239,541
Line of credit payable	161,500	66,000
Senior notes	428,728	428,677
Accounts payable, accrued expenses and other liabilities	47,137	25,583

	1,023,033	759,801
Minority interests	34,512	15,804

Stockholders’ equity:
Common stock	398	336
Paid in capital in excess of par value	941,415	731,069
Deferred compensation	(4,025)	(4,345)
Accumulated deficit	(69,602)	(78,425)

	868,186	648,635

	$1,925,731	$1,424,240

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Consolidated Statements of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended March 31,
	2003	2002
REVENUE:
Base rent	$48,934	$35,229
Percentage rent	544	347
Recoveries from tenants	12,929	8,608
Income from unconsolidated entities	58	71
Other	806	1,494

	63,271	45,749

EXPENSES:
Property operating	9,963	5,452
Property taxes	5,582	3,692
Depreciation and amortization	9,231	7,363
Interest	14,056	10,965
General and administrative	4,180	2,654
Other	331	167

	43,343	30,293

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS AND DISCONTINUED OPERATIONS:	19,928	15,456
Minority interests	(860)	(358)
Discontinued operations	6,548	1,299

NET INCOME	$25,616	$16,397

Basic earnings per share:
Income from continuing operations	$0.49	$0.46
Discontinued operations	$0.17	$0.04
Net income	$0.66	$0.50

Diluted earnings per share:
Income from continuing operations	$0.49	$0.45
Discontinued operations	$0.17	$0.04
Net income	$0.66	$0.49

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Calculation of Funds from Operations

and Funds Available for Distribution

(Unaudited)

(In thousands, except share data)

	Three Months Ended March 31,
	2003	2002*
FUNDS FROM OPERATIONS:

Net Income	$25,616	$16,397
Plus depreciation and amortization expense	9,231	7,617
Plus depreciation on discontinued operations	56	—
Plus depreciation on unconsolidated entities	59	2
Less corporate FF&E depreciation (included above)	(144)	(139)
Plus minority interests	725	358
Less gain on sale of discontinued operations	(2,771)	—

Funds From Operations	$32,772	$24,235

Funds From Operations Per Share	$0.82	$0.71

FUNDS AVAILABLE FOR DISTRIBUTION:

Funds From Operations	$32,772	$24,235
Plus corporate FF&E depreciation (included above)	144	139
Plus amortization of prepaid financing costs	435	312
Less amortization of debt premiums/discounts	(4)	(16)
Less capital expenditures:
Tenant improvements	(829)	(1,795)
Leasing commissions	(567)	(499)
Capital improvements	(376)	(449)
Less scheduled debt principal payments	(1,415)	(1,113)
Less straight line rent	(792)	(716)

Funds Available for Distribution	$29,368	$20,098

Funds Available for Distribution Per Share	$0.74	$0.59

Diluted Weighted Average Shares Outstanding	39,898,548	34,194,508

* For comparative purposes, amounts shown are as originally reported. The impact of revising the prior period amounts for Statement of Financial Accounting Standards No. 144 have been excluded here so that the periods can be compared without the effect of reclassifying operating results for assets sold in subsequent periods. Revised financial results can be found in the Company’s most current Form 10-Q filed with the Securities and Exchange Commission

The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002 (the “White Paper”) defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management considers Funds from Operations an appropriate measure of performance of an equity REIT because it is predicated on cash flow analyses. The Company computes Funds from Operations in accordance with standards established by the White Paper. The Company’s computation of Funds from Operations may, however, differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, therefore, may not be comparable to those other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of the Company’s profitability, or as an alternative to cash flow from operations (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company also cautions that the calculation of Funds Available for Distribution (FAD) may vary from entity to entity and, as such, the presentation of FAD by the Company may not be comparable to other similarly titled measures of other equity REITs. FAD does not represent cash generated from operating activities in accordance with generally accepted accounting principles; is not necessarily indicative of cash available to fund the Company’s cash needs; and should not be considered as an alternative to cash flow as a measure of liquidity.

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